                                                            Exhibit (g)(20)

One New York Plaza
New York, New York 1004
Telephone: 212-902-0800
Toll Free: 800-292-4726

Goldman Sachs Equity Portfolios, Inc.

April 12, 1999

State Street Bank and Trust Company
1 Heritage Drive, P3N
North Quincy, MA 02171


Gentlemen:

This is to advise you that Goldman Sachs Equity has established a new series of shares to be known as Goldman Sachs Strategic Growth and Goldman Sachs Growth and Opportunities Fund. In accordance with the Additional Funds provisions in
Section 17 of the Custodian Contract dated April 6, 1990 between the Company and the State Street Bank and Trust Company, the Company hereby requests that you act as Custodian for the new series under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing two copies of the Letter Agreement, returning one to the Company and retaining one copy for your records.



By: [SIGNATURE ILLEGIBLE]
   ----------------------------
    Treasurer of the Company

Agreed to this 12th day of April, 1999.

State Street Bank and Trust Company

By: [SIGNATURE ILLEGIBLE]
   ----------------------------
    Vice President